As filed with the Securities and Exchange Commission on December 24, 2014

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Federal-Mogul Motorparts Corporation

(Exact name of Registrant as specified in its charter)

Delaware	80-0845341
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

27300 W. 11 Mile Road Southfield, Michigan 48034	48034
(Address of principal executive offices)	(Zip Code)

(248) 354-9800

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10 AND THE ATTACHED INFORMATION STATEMENT.

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained in the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions—Our Relationship with Federal-Mogul Holdings Following the Spin-Off” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained in the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained in the sections of the information statement entitled “Capitalization,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained in the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained in the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained in the sections of the information statement entitled “Management” and “Compensation Discussion and Analysis.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained in the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained in the sections of the information statement entitled “Business—Environmental Matters” and “Business—Legal Proceedings.” Those sections are incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the sections of the information statement entitled “Information Statement Summary,” “Dividend Policy,” “Capitalization,” “The Spin-Off,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of FM Motorparts Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

Pursuant to a Joint Contribution Agreement (the “Contribution Agreement”), dated as of February 27, 2013, by and among Federal-Mogul Motorparts Corporation (the “Company”), Federal-Mogul Products, Inc. (“Products”), Federal-Mogul Ignition Company (“Ignition”) and Federal-Mogul Corporation (“FMC”), in exchange for the contribution of certain assets, the Company issued 400,800 and 55,000 shares of its Series A Preferred Stock to Products and Ignition, respectively, and 1,052,000 shares of its common stock to FMC, in each case in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Other than as set forth above, during the past three years, the Company has not sold any securities, including sales of reacquired securities, new issues, securities issued in exchange for property, services or other securities, and new securities resulting from the modification of outstanding securities, that were not registered under the Securities Act.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained in the sections of the information statement entitled “Dividend Policy,” “The Spin-Off” and “Description of FM Motorparts Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained in the section of the information statement entitled “Description of FM Motorparts Capital Stock—Indemnification and Limitation of Liability of Directors and Officers.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the sections of the information statement entitled “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained in the sections of the information statement entitled “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

3.1	Form of Amended and Restated Certificate of Incorporation of Federal-Mogul Motorparts Corporation*

3.2	Form of Amended and Restated Bylaws of Federal-Mogul Motorparts Corporation*

8.1	Opinion of Winston & Strawn LLP relating to certain tax matters*

10.1	Form of Transition Services Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.2	Form of Employee Matters Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.3	Form of Tax Separation Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.4	Form of Sublease Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.5	Form of Intellectual Property Matters Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.6	Form of Supply Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.7	Corporate Jet Agreement by and between Federal-Mogul Holdings Corporation and Federal-Mogul Motorparts Corporation*

10.8	Form of Amended and Restated Tax Allocation Agreement by and among Federal-Mogul Motorparts Corporation, Federal-Mogul Holdings Corporation and American Entertainment Properties Corp.*

10.9	Form of Registration Rights Agreement by and between Federal-Mogul Motorparts Corporation and IEH FM Holdings, LLC*

10.10	Letter Agreement, dated August 18, 2010, between Federal-Mogul Corporation and Jérôme Rouquet*+

21.1	Subsidiaries of Federal-Mogul Motorparts Corporation*

99.1	Information Statement of Federal-Mogul Motorparts Corporation, preliminary and subject to completion, dated December 24, 2014**

99.2	Form of Notice of Internet Availability of Information Statement Materials*

*	To be filed by amendment.
**	Filed herewith.
+	Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FEDERAL-MOGUL MOTORPARTS CORPORATION

By:	/s/ Daniel A. Ninivaggi
Name: Daniel A. Ninivaggi
Title: Chief Executive Officer and Director

Date: December 24, 2014